UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2000, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2007, we entered into a stock option agreement with a consultant granting to it the right to purchase 150,000 shares of our common stock at an exercise price of $1.35 per share exercisable for a period of four years pursuant to our 2005 Stock Option Plan. The options will vest in accordance with the stock option agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On May 11, 2007, we granted stock options to one consultant to purchase 150,000 shares of our common stock at an exercise price of $1.35 per share, exercisable until May 11, 2011. The options are subject to vesting provisions as set forth in the stock option agreement dated May 11, 2007. We issued the stock options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 11, 2007, we issued an aggregate of 150,000 common shares to four consultants of our company. These consultants are non-U.S. persons that provide consulting services to our company in Argentina and the shares were issued as an incentive bonus at a deemed price of $1.35 per share. The price per share was determined by reference to the closing price (last sale of the day) of our shares on the Over-The-Counter Bulletin Board on May 11. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.	Material Contracts
10.1	Form of Consultant Nonstatutory Stock Option Agreement with Primoris Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: May 14, 2007